SUMMARY PROSPECTUS FOR NEW INVESTORS

October 21, 2024

PERSPECTIVE ADVISORY II®
FLEXIBLE PREMIUM VARIABLE AND FIXED DEFERRED ANNUITY

Issued by
Jackson National Life Insurance Company® through
Jackson National Separate Account – I

This summary prospectus summarizes key features of the Perspective Advisory II® Contract.

Before you invest, you should review the prospectus for the Perspective Advisory II® Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at www.jackson.com/product-literature-5.html. You can also obtain this information at no cost by calling 1-800-644-4565 or by sending an email request to customercare@jackson.com.

You can sign up for electronic delivery of your summary prospectus, updates to the summary prospectus or other communications by logging into your account at www.jackson.com.

You may cancel your Contract within 10 days of delivery of the Contract. In some states, this cancellation period may be longer. Upon cancellation, you will receive either (i) a full refund of the amount you paid with your application, or (ii) Premiums paid to the Fixed Account, plus the Separate Account Contract Value, plus any fees (other than asset-based fees) and expenses deducted from the Premiums. You should review the prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available at www.Investor.gov.

DEFINITIONS

Annuitant – the natural person on whose life annuity payments for this Contract are based. Any reference to the Annuitant includes any joint Annuitant.

Beneficiary – the natural person or legal entity designated to receive any Contract benefits upon the Owner’s death. The Contract allows for the naming of multiple Beneficiaries.

Business Day – each day that the New York Stock Exchange is open for business.

Contract – the individual deferred variable and fixed annuity contract and any optional endorsements you may have selected.

Contract Anniversary – each one-year anniversary of the Contract’s Issue Date.

Contract Value – the sum of allocations between the Contract’s Investment Divisions and Fixed Account Options.

Contract Year – the succeeding twelve months from a Contract’s Issue Date and every anniversary. The first Contract Year (Contract Year 0-1) starts on the Contract’s Issue Date and extends to, but does not include, the first Contract Anniversary. Subsequent Contract Years start on an anniversary date and extend to, but do not include, the next anniversary date.

For example, if the Issue Date is January 15, 2025, then the end of Contract Year 0-1 would be January 14, 2026, and January 15, 2026, which is the first Contract Anniversary, begins Contract Year 1-2.

Fixed Account – part of our General Account to which the Contract Value you allocate is guaranteed to earn a stated rate of return over the specified period. The Fixed Account consists of the Fixed Account Options.

Fixed Account Option – a Contract option within the Fixed Account for a specific period under which a stated rate of return will be credited.

Fund – a registered investment company in which an Investment Division of the Separate Account invests.

General Account – the General Account includes all our assets, including any Contract Value allocated to the Fixed Account, which are available to our creditors.

Good Order – when our administrative requirements, including all information, documentation and instructions deemed necessary by us, in our sole discretion, are met in order to issue a Contract or execute any requested transaction pursuant to the terms of the Contract.

Income Date – the date on which you begin receiving annuity payments.

Investment Division – one of multiple variable options of the Separate Account to allocate your Contract’s value, each of which exclusively invests in a different available Fund.

Issue Date – the date your Contract is issued.

Jackson, JNL, we, our, or us – Jackson National Life Insurance Company. (We do not capitalize “we,” “our,” or “us” in the prospectus.)

Latest Income Date – the Contract Anniversary on which the Owner will be 95 years old, or such date allowed by the Company on a non-discriminatory basis or as required by a qualified plan, law or regulation.

Market Value Adjustment – an adjustment to the Contract Value allocated to the Fixed Account that is withdrawn, transferred, or annuitized before the end of the period.

Owner, you or your – the natural person or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to the Owner includes any joint Owner.

Premium(s) – considerations paid into the Contract by or on behalf of the Owner.

Separate Account – Jackson National Separate Account – I. The Separate Account is divided into sub-accounts generally referred to as Investment Divisions.

Separate Account Contract Value – the sum of all amounts allocated to any of the Contract’s Investment Divisions.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	None.
Transaction Charges
You may be charged for certain transactions, such as when you transfer cash value between investment options more than 25 times a year, or if you request expedited delivery or wire transfer of funds. Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules.
Contract Charges- Transaction Expenses
Ongoing Fees and Expenses (annual charges)
The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected. The fees and expenses disclosed below do not reflect any advisory fees paid to third party financial professionals from your Contract Value or other assets. If such advisory fees were reflected, the fees and expenses disclosed below would be higher.
Contract Charges- Add-On Benefit Expenses
	ANNUAL FEE	MINIMUM	MAXIMUM
	1. Base Contract[1]	0.46%	0.46%	Contract Charges- Annual Contract Expenses: Core Contract Charge
	2. Investment options (Fund fees and expenses)[2]	0.26%	2.14%	Contract Charges- Fund Expenses
	3. Optional benefits available for an additional charge (for a single optional benefit, if elected)[3]	See current Rate Sheet Prospectus Supplement	See current Rate Sheet Prospectus Supplement	Contract Charges- Add-On Benefit Expenses Rate Sheet Prospectus Supplement

1.As a percentage of average daily Contract Value of the Investment Divisions.
2.As a percentage of average Fund net assets.
3.This prospectus utilizes Rate Sheet Prospectus Supplements to describe the current minimum and maximum charges you would pay for a single optional benefit, if elected. To obtain a copy of the most recent Rate Sheet Prospectus Supplement(s), please visit www.jackson.com/product-literature-5.html.

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges.
	LOWEST ANNUAL COST: See Current Rate Sheet Prospectus Supplement	HIGHEST ANNUAL COST: See Current Rate Sheet Prospectus Supplement		Rate Sheet Prospectus Supplement

Assumes:
•Investment of $100,000
•5% annual appreciation
•Least expensive combination of Fund fees and expenses
•No add-on benefits
•No sales charges
•No additional purchase payments, transfers or withdrawals

Assumes:
•Investment of $100,000
•5% annual appreciation
•Most expensive combination of add-on benefits and Fund fees and expenses
•No sales charges
•No additional purchase payments, transfers or withdrawals

	RISKS	Location in Prospectus
Risk of Loss	You can lose money by investing in this Contract.	Principal Risks
Not a Short-Term Investment	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral also mean the Contract is more beneficial to investors with a long time horizon.	Principal Risks
Risks Associated with Investment Options
•An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options you choose.
•Each investment option (Investment Divisions and Fixed Account Options) has its own unique risks.
•Early withdrawals from a Fixed Account Option are subject to a Market Value Adjustment.
•You should review the investment options before making an investment decision.
Principal Risks
Insurance Company Risks
Any obligations (including under the Fixed Account Options), guarantees, and benefits of the Contract are subject to the claims-paying ability of Jackson. More information about Jackson is available upon request by visiting our website at www.jackson.com or by calling 1-800-644-4565.
Principal Risks
RESTRICTIONS
Investments
•We reserve the right to charge $25 for each transfer when you transfer money between Investment Divisions in excess of 25 times in a Contract Year.
•Jackson may remove or substitute Funds as investment options available under the Contract, and may limit or suspend availability of the Fixed Account Options.
Principal Risks
Optional Benefits
•Certain benefits may limit withdrawals or other rights under the Contract. Under certain benefits, a withdrawal could reduce the value of a benefit by more than the dollar amount of the withdrawal.
•Not all add-on benefits are available through all broker-dealers and may vary by state or date of purchase.
•We may modify or discontinue an add-on benefit at any time.
•Under certain circumstances, you may elect to have the advisory fee directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, these deductions will reduce the basic death benefit.
Benefits Available Under the Contracts
TAXES
Tax Implications
•Consult with a tax professional to determine the tax implications of an investment in and purchase payments received under this Contract.
•If you purchase the Contract through a tax-qualified plan or individual retirement account (IRA), you do not get any additional tax deferral.
•Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 ½.
Taxes

CONFLICTS OF INTEREST
Investment Professional Compensation	Your financial professional or other investment professionals may receive compensation for selling this Contract to you in the form of advisory fees, revenue sharing, and other compensation programs. Accordingly, investment professionals may have a financial incentive to offer or recommend this Contract over another investment.	Distribution of Contracts
Exchanges	Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only consider exchanging your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is in your best interest to purchase the new contract rather than continue to own your existing contract.	Non-Qualified Contracts - 1035 Exchanges

OVERVIEW OF THE CONTRACT

Q.    What is this Contract, and what is it designed to do?

A.    The Perspective Advisory II Contract is intended to help you save for retirement or another long-term investment purpose through investments in a variety of investment options during the accumulation phase. The Contract also offers death benefits to protect your designated Beneficiaries. Through the annuitization feature, the Contract can supplement your retirement income by providing a stream of income payments. The Contract also offers certain optional living benefits that provide you with the ability to take guaranteed withdrawals. This Contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Funds.

Q.    How do I accumulate assets in the Contract and receive income from the Contract?

A.    Your Contract has two phases:

•the accumulation phase, when you make Premium payments to us, and

•the income phase, when we make income payments to you.

Accumulation Phase

During the accumulation phase, to help you accumulate assets, you can allocate your Premium payments to:

•a variety of Investment Divisions. Each Investment Division invests in a corresponding (mutual fund) Fund, each of which has its own investment strategies, investment adviser(s), expense ratios, and returns; and

•a variety of Fixed Account Options, subject to availability, which offer a guaranteed fixed interest rate for a specified period. The Fixed Account Options are not available if you elect certain add-on benefits.

A list of Funds in which the Investment Divisions currently invest, and additional information about each Fund, is provided in Appendix A: Funds Available Under the Contract.

Income Phase

You can elect to annuitize your Contract and turn your Contract Value into a stream of fixed and/or variable income payments from us. (Variable payments depend on the performance of the Investment Divisions.) Currently, we offer income options that provide payments for (i) the life of the Annuitant(s), (ii) a specified period, or (iii) a combination of life and a specified period. We may offer other options, at our discretion, where permitted by state law. At the Income Date, you can choose to receive fixed payments or variable payments.

Please note that if you annuitize, your Contract Value will be converted to income payments and, depending on the income option you select, you may no longer withdraw money at will from your Contract. All add-on benefits terminate when you begin taking income payments.

Q.    What are the Contract’s primary features and options?

A.    Accessing your money. Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay charges due under any optional endorsement and/or taxes, including tax penalties). Certain withdrawals could substantially reduce or even terminate the benefits available under the Contract.

Tax treatment. Your Premium payments accumulate on a tax-deferred basis. This means your earnings are not taxed until you take money out of your Contract, such as when (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit.

Death benefits. Your Contract includes a Basic Death Benefit that is payable during the accumulation phase. The basic death benefit equals your Contract Value on the date we receive all required documentation from your Beneficiary. If you die before moving to the income phase, the person you have chosen as your Beneficiary will receive the basic death benefit. If you have a joint Owner, the death benefit will be paid when the first joint Owner dies. The surviving joint Owner will be treated as the Beneficiary. Any other Beneficiary designated will be treated as a contingent Beneficiary. Only a spousal Beneficiary has the right to continue the Contract in force upon your death.

Add-on benefits that occur during your lifetime. For an additional fee, you can purchase a guaranteed minimum withdrawal benefit (GMWB) that guarantees the withdrawal of a minimum annual amount (GAWA) for a specified period or for life, regardless of the performance of the underlying investment options, subject to certain conditions. Some add-on benefits may provide significant incentives for not taking the guaranteed withdrawals. In addition, exercising your right to opt out of charge increases to the add-on benefits will impact your ability to make subsequent premium payments into your Contract, and cut off some of the features of the add-on benefits. All add-on benefits terminate when you annuitize your Contract voluntarily or on the Latest Income Date, including the For Life payments guaranteed by the benefits. Some add-on benefits may provide an income option that allows the equivalent of For Life payments when you annuitize on the Latest Income Date.

Rebalancing. At no additional charge, you can arrange to have us automatically reallocate your Contract Value among Investment Divisions and the one-year Fixed Account Option (if currently available) periodically to maintain your selected allocation percentages. Certain restrictions apply.

Dollar Cost Averaging. Alternately, at no additional charge, you may select either (i) Dollar Cost Averaging, which automatically transfers a dollar amount or percentage of money periodically from the one-year Fixed Account Option or any of the Investment Divisions into the Investment Divisions and other Fixed Account Options, or (ii) Dollar Cost Averaging Plus (DCA+), which automatically transfers a dollar amount or percentage of money periodically from the DCA+ Fixed Account Option to Investment Divisions or other Fixed Account Options. Certain restrictions apply.

Earnings Sweep. At no additional charge, you can choose to move your earnings from the one-year Fixed Account Option, if currently available, and the JNL/Dreyfus Government Money Market Investment Division. Restrictions apply.

Q.    How is my Contract impacted by the deduction of advisory fees?

A.    The Contracts are available through third party financial professionals who charge an advisory fee for their services. This advisory fee is in addition to contract fees and expenses disclosed in this prospectus. Under certain circumstances, you may elect to have the advisory fee directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, we will not treat such deductions as withdrawals in two specific ways: (i) we will not report them as taxable distributions under your Contract; and (ii) any such deduction will not trigger a reduction in the value of any eligible add-on benefit you elected. It is important to note that deductions to pay advisory fees will always reduce the basic death benefit and your Contract Value on a dollar-for dollar basis, and they are otherwise subject to all contractual provisions and other restrictions and penalties, including minimum withdrawal requirements and Market Value Adjustments.

If you make a withdrawal to pay advisory fees without setting up direct deductions under our administrative rules (including the Add-On Benefit Advisory Fee Withdrawal Program, if applicable), your withdrawal will be treated as a standard partial withdrawal under the Contract. This means, in addition to your Contract Value and basic death benefit being reduced, we will reduce the value of any elected add-on benefit(s), and any such withdrawal will be subject to any applicable taxes and tax penalties.

BENEFITS AVAILABLE UNDER THE CONTRACTS

Basic Death Benefit (automatically included with the Contract)

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Basic Death Benefit	Guarantees your Beneficiaries will receive a benefit of at least your Contract Value on the date Jackson receives all required documentation from your Beneficiary.	No additional charge	•Withdrawals could significantly reduce the benefit. •Benefit terminates on annuitization. •Payment of advisory fees via direct deduction from Contract Value could significantly reduce the benefit.

Add-On Death Benefits Available For a Fee

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Return of Premium Guaranteed Minimum Death Benefit
Changes your basic death benefit during the accumulation phase of your Contract to the greater of: (i) Contract Value as of the end of the Business Day on which we receive all required documentation from your Beneficiary; or (ii) all Premiums paid into the Contract (net of any applicable premium taxes and charges), reduced for withdrawals (including any applicable adjustments) in proportion to the reduction in the Contract Value at the time of the withdrawal.

Maximum: 0.40% (as a percentage of benefit base)
•Withdrawals may significantly reduce the value of this Return of Premium Death Benefit.
•Withdrawals may reduce the value of this benefit by more than the dollar amount of the withdrawal.
•The deduction of advisory fees from Contract Value under the Add-On Benefit Advisory Fee Withdrawal Program will be capped at 1.25% of Contract Value annually.
•Because deductions to pay advisory fees reduce your Contract Value, they may also negatively impact your Return of Premium Death Benefit, which is equal to the greater of Contract Value or Premiums paid.
•On each fifth Contract Anniversary, the GMDB charge may be increased.
•May provide value after the Income Date.
•Ownership changes are allowed, but Covered Lives cannot be changed.
•Availability of all add-on death benefits are subject to age limitations.
•Only one add-on death benefit may be elected.

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Roll-up GMDB	Provides a death benefit that increases at an annual interest rate until the Contract Anniversary immediately preceding the oldest Covered Life’s 81st birthday.	Maximum 2.30% (as a percentage of benefit base)
•Interest rate depends on age and date of election.
•Withdrawals could significantly reduce or terminate the benefit.
•Fee may be increased on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•May provide value after the Income Date.
•Availability of all add-on death benefits are subject to age limitations.
•Only one add-on death benefit may be elected.
•The Fixed Account Options are not available if you elect the Roll-up GMDB add-on death benefit.
•Payment of advisory fees via direct deduction from Contract Value is not permitted if this add-on benefit is elected.

Highest Quarterly Anniversary Value GMDB	Provides a new locked-in higher death benefit on each Contract quarterly anniversary (prior to the oldest Covered Life’s 81st birthday) if your investments increase in value	Maximum 1.00% (as a percentage of benefit base)
•Withdrawals could significantly reduce or terminate the benefit.
•Fee may be increased on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•May provide value after the Income Date.
•Availability of all add-on death benefits are subject to age limitations.
•Only one add-on death benefit may be elected.
•Payment of advisory fees via direct deduction from Contract Value is not permitted if this add-on benefit is elected.

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Combination Roll-up and Highest Quarterly Anniversary Value GMDB	Provides a minimum death benefit equal to the greater of (ii) the Roll-up GMDB and (ii) the Highest Quarterly Anniversary Value Guaranteed Minimum Death Benefit.	Maximum 2.50% (as a percentage of benefit base)
•Withdrawals could significantly reduce or terminate the benefit.
•Fee may be increased on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•May provide value after the Income Date.
•Availability of all add-on death benefits are subject to age limitations.
•Only one add-on death benefit may be elected.
•The Fixed Account Options are not available if you elect the Combination Roll-up and Highest Quarterly Anniversary Value GMDB add-on death benefit.
•Payment of advisory fees via direct deduction from Contract Value is not permitted if this add-on benefit is elected.

Flex DB (previously called LifeGuard Freedom Flex DB)	Provides a minimum death benefit equal, upon election, to the Flex GMWB Guaranteed Withdrawal Balance (GWB), and subsequently increased for net Premiums (subject to a maximum), and reduced for excess withdrawals.	Maximum 2.00% (as a percentage of the GMWB Death Benefit)
•Available only at issue and only with certain benefit options under the Flex GMWB (previously called the LifeGuard Freedom Flex GMWB).
•Withdrawal percentages depend on age and date of election.
•Withdrawals could significantly reduce or terminate the benefit.
•Fee may be increased on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•May provide value after the Income Date.
•Availability of all add-on death benefits are subject to age limitations.
•Only one add-on death benefit may be elected.
•The Fixed Account Options are not available if you elect the Flex DB add-on death benefit.
•Payment of advisory fees via direct deduction from Contract Value is not permitted if this add-on benefit is elected.

Add-On Living Benefits Available For a Fee

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
AutoGuard	Enables you to make partial withdrawals prior to the Income Date that, in total, are guaranteed to equal the GWB regardless of your Contract Value.	Maximum 1.70% (as a percentage of benefit base)
•Withdrawals could reduce or terminate step ups.
•Excess withdrawals could significantly reduce or terminate the benefit.
•Available to add to a Contract on the Contract’s Issue Date, or on any Contract Anniversary, subject to availability.
•Not available on a contract that already has a GMWB.
•May be added on the Issue Date or a Contract Anniversary (with advance notice, subject to availability).
•Subject to fee increases on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•Subject to a maximum guaranteed withdrawal balance (“GWB”) of $10 million.
•Terminates on the Income Date.
•Cannot be cancelled by you (except upon spousal continuation).
•Payment of advisory fees via direct deduction from Contract Value is not permitted if this add-on benefit is elected.

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Flex Net GMWB (Single) and (Joint) (previously called LifeGuard Freedom Net GMWB)	This benefit provides a feature that allows you to have guaranteed income for life (or joint lives under the Joint for Life option) plus greater access to your earnings. It uses an annual bonus and step-ups to help increase your Guaranteed Withdrawal Balance (“GWB”), the “protected balance” from which you take income. The features of this benefit provide more flexibility so you can plan for your unique needs. The primary features are the Guaranteed Annual Withdrawal Amount (“GAWA”) and the Earnings Sensitive Adjustment (ESA). Your GAWA is the minimum amount of income you’ll be able to count on annually and is based on your age at the time of your first withdrawal. The ESA allows you to take more income when you have earnings over your previous year’s Contract Value (GMWB earnings).	Single Life Option: Maximum: 3.00% Joint Life Option: Maximum: 3.00% (The maximum annual charges are based on election of the highest cost benefit option) (as a percentage of benefit base)
•GAWA% depends on age and income stream included with selected benefit option at time of first withdrawal.
•Bonus applies for limited period and requires no withdrawals.
•Jackson may prospectively change the GAWA%, including the age bands, on new GMWB endorsements.
•Withdrawals prior to start of For Life Guarantee and excess withdrawals could significantly reduce or terminate the benefit.
•May be added on the Issue Date or a Contract Anniversary (with advance notice, subject to availability).
•Subject to fee increases on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•Subject to a maximum guaranteed withdrawal balance (“GWB”) of $10 million.
•Terminates on the Income Date.
•Cannot be cancelled by you (except upon spousal continuation).
•Payment of advisory fees via direct deduction from Contract Value is not permitted if this add-on benefit is elected.

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Flex GMWB (Single) and (Joint) (previously called LifeGuard Freedom Flex GMWB)	Offers a unique level of flexibility because you can choose from a range of benefit options to increase your Guaranteed Withdrawal Balance (“GWB”). In down or flat market years, you can receive a bonus in years you don’t take withdrawals, when your contract does well, you can lock in investment gains with step-ups, and as your protected GWB steps up, your bonus amount can also grow.	Single Life Option: Maximum: 3.00% Joint Life Option: Maximum: 3.00% (The maximum annual charges are based on election of the most expensive combination of options.) (as a percentage of benefit base)
•GAWA% depends on age and selected income stream level included with selected benefit option at time of first withdrawal.
•Bonus applies for limited period and requires no withdrawals.
•Amount of guaranteed withdrawals depends on the benefit option and specified combination of optional features under the benefit.
•Jackson may prospectively change the GAWA%, including the age bands, on new GMWB endorsements (via rate sheet).
•Withdrawals prior to start of For Life Guarantee and excess withdrawals could significantly reduce or terminate the benefit.
•May be added on the Issue Date or a Contract Anniversary (with advance notice, subject to availability).
•Subject to fee increases on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•Subject to a maximum guaranteed withdrawal balance (“GWB”) of $10 million.
•Terminates on the Income Date.
•Cannot be cancelled by you (except upon spousal continuation).
•Payment of advisory fees via direct deduction from Contract Value is not permitted if this add-on benefit is elected.

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Flex Strategic Income GMWB (Single) and (Joint).
Guarantees the withdrawal of a minimum annual amount for life, regardless of the performance of the underlying investment options. Provides for a higher guaranteed annual withdrawal amount for a defined period.
Single Life Option: Maximum: 3.00% Joint Life Option: Maximum: 3.00% (as a percentage of benefit base)
•GAWA% depends on age at time of first withdrawal.
•GAWA after the expiration of the Accelerated Withdrawal Period and when the Contract Value has reduced to zero is calculated at a lower rate than GAWA during the Accelerated Withdrawal Period.
•Bonus applies for limited period and requires no withdrawals.
•Jackson may prospectively change the GAWA%, including the age bands, on new GMWB endorsements (via rate sheet).
•Withdrawals prior to start of For Life Guarantee and excess withdrawals could significantly reduce or terminate the benefit.
•May be added on the Issue Date or a Contract Anniversary (with advance notice, subject to availability).
•Subject to fee increases on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•Subject to a maximum guaranteed withdrawal balance (“GWB”) of $10 million.
•Terminates on the Income Date.
•Cannot be cancelled by you (except upon spousal continuation).
•Payment of advisory fees via direct deduction from Contract Value is not permitted if this add-on benefit is elected.

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
MarketGuard Stretch GMWB
GMWB guarantees partial withdrawals during the Contract’s accumulation phase until the earlier of (i) the Owner’s death, until all withdrawals under the Contract equal the Guaranteed Withdrawal Balance (GWB), without regard to Contract Value, or (iii) the Contract Anniversary occurring in the GMWB Maturity Year.
Maximum: 2.20% (as a percentage of benefit base)
•GAWA% depends on age and selected income stream at time of first withdrawal.
•The GWB can never be more than $10 million, and the GWB is reduced by each withdrawal.
•This GMWB is not available on a Contract that already has a GMWB.
•Effective April 27, 2020, this add-on benefit is no longer available on tax-qualified contracts.
•Subject to fee increases on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•Subject to a maximum guaranteed withdrawal balance (“GWB”) of $10 million.
•Terminates on the Income Date.
•Cannot be cancelled by you (except upon spousal continuation).
•Payment of advisory fees via direct deduction from Contract Value is not permitted if this add-on benefit is elected.

Other Add-On Benefits Included With All Contracts At No Additional Cost.

NAME OF BENEFIT	PURPOSE	FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Rebalancing	Automatically reallocates your Contract Value among Investment Divisions and the one-year Fixed Account Option (if currently available) periodically to maintain your selected allocation percentages.	None	•Rebalancing will terminate if your rebalancing program includes the one-year Fixed Account Option and we impose any transfer restrictions or requirements on the one-year Fixed Account Option.
Dollar Cost Averaging	Automatically transfers a dollar amount or percentage of money periodically from the one-year Fixed Account Option or any of the Investment Divisions into the Investment Divisions and other Fixed Account Options.	None
•Restrictions may apply if we impose any transfer restrictions on the one-year Fixed Account Option You may cancel your Dollar Cost Averaging program using whatever methods you use to change your allocation instructions.

NAME OF BENEFIT	PURPOSE	FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Dollar Cost Averaging Plus (DCA+)	If available, offers a fixed interest rate that we guarantee for a period of up to one year in connection with systematic transfers from the DCA+ Fixed Account Option to one or more of the Investment Divisions or other Fixed Account Options. From time to time, we will offer special enhanced rates on the DCA+ Fixed Account Option.	None
•Restrictions may apply if we impose any transfer restrictions on the one-year Fixed Account Option.
•The DCA+ Fixed Account Option is only available for new Premiums.
•A Contract Value of $15,000 is required to participate.

Earnings Sweep
Allows you to choose to move your earnings from the source accounts (only applicable from the one-year Fixed Account Option, if currently available, and the JNL/Dreyfus Government Money Market Investment Division).
		None	•May only be added within 30 days of the issue date of your Contract. •You may cancel your Earnings Sweep program using whatever methods you use to change your allocation instructions.

BUYING THE CONTRACT

Q. How do I purchase the Perspective Advisory II® Contract?

A. To purchase a Contract, you must complete an application. Your financial professional will submit your application, along with your initial Premium payment, to us. Acceptance of applications is subject to Jackson’s rules. We reserve the right to reject any application or initial Premium payment.

Q. How much can I contribute and how are my Premium payments invested?

A. You may allocate Premium payments in the available Investment Divisions and Fixed Account Options.

	NON-QUALIFIED CONTRACTS	QUALIFIED CONTRACTS
Minimum Initial Premium	$25,000 (under most circumstances)	$25,000
Minimum Subsequent Premiums	$500 ($50 for auto payment plan)	$500 ($50 for auto payment plan)
Maximum Total Premiums	$1,000,000 (without prior approval) Jackson reserves the right to lower the maximum.

You can pay additional Premiums at any time during the accumulation phase unless a specific add-on benefit or feature provides limitations. We can limit, restrict, suspend or reject any Premium payments for any reason. Allocation restrictions may apply to certain options.

Q. When will my Premium payments be credited to my account?

A. We will issue your Contract and allocate your first Premium within two Business Days (days when the New York Stock Exchange is open) after we receive your first Premium and all information that we require for the purchase of a Contract. If we do not receive all of the information that we require, we will contact you to get the necessary information. If for some reason we are unable to complete this process within five Business Days, we will return your money.

Subsequent Premium payments should be sent to one of the following addresses:

Regular Mail P.O. Box 24068, Lansing, Michigan 48909-4068	Express Mail 1 Corporate Way, Lansing, Michigan 48951

Subsequent Premiums are allocated on the Business Day that the Premium is received. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time).

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

Q.    Can I access the money in my account during the accumulation phase?

A.    Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay a contract maintenance charge, charges due under any add-on benefit, a Market Value Adjustment, and/or taxes, including tax penalties).

You can have access to the money in your Contract by making a partial or total withdrawal, by electing the Automatic Withdrawal Program, or by electing a Guaranteed Minimum Withdrawal Benefit. Withdrawals will reduce the Contract Value of your Contract (including the amount of the death benefit). However, withdrawing the Contract Value of your Contract below a certain level will terminate your Contract.

Certain benefits may limit withdrawals under the Contract. Certain withdrawals could substantially reduce or even terminate the benefits available under the Contract.

Q.    Are there limitations and consequences associated with taking money out of my Contract during the accumulation phase?

A.    Yes. These limitations and consequences include:

Limitations on withdrawal amounts	The minimum withdrawal amount is the lesser of $500 or, if less, the entire amount in the applicable Investment Division or Fixed Account Option. The minimum withdrawal is $50 under the Automatic Withdrawal Program.
Charges, Market Value Adjustment, and taxes	As described above, when you take out money, there may be a contract maintenance charge, charges due under any add-on benefit, a Market Value Adjustment, and applicable taxes.
Negative impact of withdrawal on benefits and guarantees of your Contract	A withdrawal may have a negative impact on certain standard benefits or add-on benefits that you may elect. It may reduce the value of or even terminate certain benefits.

Q.    What is the process to request a withdrawal of money from my Contract?

A.    You can request a withdrawal from the Contract at any time before the Income Date. To request a partial or total withdrawal, you can send a written request in Good Order to one of the following addresses:

Regular Mail P.O. Box 24068, Lansing, Michigan 48909-4068	Express Mail 1 Corporate Way, Lansing, Michigan 48951

Generally, for partial or total withdrawal requests received in Good Order before the end of the Business Day, we will process your request that day. If we receive your request in Good Order after the close of the end of the Business Day, your request will be processed the next Business Day. Generally, Jackson will pay the withdrawal proceeds within seven days of a request in Good Order.

Q.    Can I access the money in my account during the income phase?

A.    The income phase of your Contract occurs when you begin receiving regular income payments from us. You can choose an income option and the date income payments begin (subject to a maximum age). All of the Contract Value must be annuitized. If you annuitize, you may no longer withdraw money at will from your Contract. However, under income options with a specified period, the Beneficiary may request a lump sum payment subject to a commutation fee.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning, and making partial or total withdrawals from the Contract. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, make a partial or total withdrawal from the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.

Transaction Expenses

Maximum Withdrawal Charge		None
Transfer Charge (per transfer after 25 in a Contract Year)		$25
Premium Taxes (Percentage of each Premium)[1]	Minimum	0.0%
	Maximum	3.5%
Expedited Delivery Charge[2]		$22.50
Wire Transfers (for withdrawals)[3]		$25

1. Premium taxes generally range from 0.0% to 3.5% and vary by state.

2. Between Monday and Friday, the Expedited Delivery Charge is $10. On Saturday, the Expedited Delivery Charge is $22.50.

3. Standard wire fees are $20, however, international wire fees are $25.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses). If you choose to purchase an add-on benefit, you will pay additional charges, as shown below.

Annual Contract Expenses

Administrative Charges	Maximum Charge
Annual Contract Maintenance Charge[1]	$35
Base Contract Charges (% of average daily account value of Investment Divisions)	Maximum Charge
Core Contract Charge[2]	0.45%

1.    This charge is waived on Contract Value of $50,000 or more. This charge is deducted proportionally from allocations to the Investment Divisions and the Fixed Account either annually (on your Contract Anniversary) or in conjunction with a total withdrawal, as applicable.

2.    This charge is reduced to 0.40% if the Contract Value on the later of the Issue Date or the most recent Contract Quarterly Anniversary is greater than or equal to $1 million. If your Contract Value subsequently drops below $1 million on the most recent Contract Quarterly Anniversary, we will reinstate the charge of 0.45%.

The next table describes the maximum charges that you will pay each year if you choose to purchase an add-on benefit.

Add-On Benefit Expenses

Optional Benefit Charges
Add-On Death Benefit Charges (benefit based)[1]	Maximum Charge
Return of Premium Guaranteed Minimum Death Benefit (“GMDB”)	0.40%
Roll-up Guaranteed Minimum Death Benefit (“GMDB”)	2.30%
Highest Quarterly Anniversary Value Death Benefit	1.00%
Combination Roll-up and Highest Quarterly Anniversary Value Guaranteed Minimum Death Benefit (“GMDB”)	2.50%
Flex DB (only available with specified benefit options on the Flex GMWB)[2]	2.00%
Add-On Guaranteed Minimum Withdrawal Benefit (“GMWB”) Charges (benefit based)[3]	Maximum Charge
GMWB With Annual Step-Up (“AutoGuard”)	1.70%
For Life GMWB With Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (“Flex Net GMWB”)[8]	3.00%
Joint For Life GMWB With Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (“Flex Net With Joint Option GMWB”)[6]	3.00%
For Life GMWB With Bonus and Step-Up to the Highest Quarterly Contract Value (“Flex GMWB”)[4]	3.00%

Joint For Life GMWB With Bonus and Step-Up to the Highest Quarterly Contract Value (“Flex With Joint Option GMWB”)[5]	3.00%
For Life Guaranteed Minimum Withdrawal Benefit with Bonus and Annual Step-Up ("Flex Strategic Income GMWB")[7]	3.00%
Joint For Life Guaranteed Minimum Withdrawal Benefit with Bonus and Annual Step-Up ("Flex Strategic Income With Joint Option GMWB")[7]	3.00%
Guaranteed Minimum Withdrawal Benefit For Stretch RMDs (“MarketGuard Stretch GMWB”)	2.20%

1.    The charges for all the add-on death benefits, except for Flex DB, are calculated based on the applicable percentage of the GMWB Benefit Base. For Flex DB, the charge is calculated based on the applicable percentage of the GMWB Death Benefit.

2.    The maximum annual charges used in the table are based on election of the Flex Core benefit option.

3.    The charges for all the add-on guaranteed minimum withdrawal benefits, except for MarketGuard Stretch GMWB, are calculated based on the applicable percentage of the GWB. For MarketGuard Stretch GMWB, the charge is calculated based on the applicable percentage of the GMWB Charge Base.

4.    The maximum annual charges used in the table are based on election of the most expensive benefit option under the Flex GMWB. The Flex GMWB includes different benefit options you may elect, and each benefit option results in different charges.

5.    The maximum annual charges used in the table are based on election of the most expensive benefit option under the Flex with Joint Option GMWB. The Flex with Joint Option GMWB includes different benefit options you may elect, and each benefit option results in different charges.

6.     The maximum annual charges used in the table are based on election of the most expensive benefit option under the Flex Net with Joint Option GMWB. The Flex Net with Joint Option GMWB includes different benefit options you may elect, and each benefit option results in different charges.

7.    The maximum annual charges used in the table are based on the GMWB charge assessed during the Accelerated Withdrawal Period.

8.    The maximum annual charges used in the table are based on election of the most expensive benefit option under the Flex Net GMWB. The Flex Net GMWB includes different benefit options you may elect, and each benefit option results in different charges.

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract (before any fee waiver or expense reimbursement). The expenses are expressed as a percentage of average net assets of the Funds and may be higher or lower in the future. A complete list of Funds available under the Contract, including their annual expenses, may be found in Appendix A.

Annual Fund Expenses

	Minimum	Maximum
Expenses that are deducted from the Fund assets, including management and administration fees, distribution and/or service (12b-1) fees, and other expenses as of December 31, 2021.	0.26%	2.14%

EXAMPLE

The table below is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses and annual Fund expenses. The Example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year, and assumes the most expensive combination of annual Fund expenses and add-on benefits available for an additional charge (using the maximum possible charge). The Example does not include any advisory fees paid to third party financial professionals from Contract Value or other assets of the Owner. If such advisory fees were reflected, costs would be higher. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

If you take a total withdrawal of your Contract Value at the end of the applicable time period				If you annuitize at the end of the applicable time period				If you do not take a total withdrawal of your Contract Value
1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
$8,628	$24,880	$39,880	$72,460	$8,628	$24,880	$39,880	$72,460	$8,628	$24,880	$39,880	$72,460

The example does not represent past or future expenses. Your actual costs may be higher or lower.

APPENDIX A

FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of Funds (all Class I shares) available under the Contract, which is subject to change, as discussed in the prospectus. Certain broker-dealers selling the Contracts may limit the Investment Divisions that are available to their customers. You can find the prospectuses and other information about the Funds online at https://www.jackson.com/fund-literature.html. You can also request this information at no cost by calling 1-800-644-4565 or by sending an email request to ProspectusRequest@jackson.com.

The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Allocation	JNL/American Funds Balanced Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.61%[2]	14.18%	9.12%	6.17%
Fixed Income	JNL/American Funds Bond Fund of America Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.53%[2]	4.85%	N/A	N/A
Allocation	JNL/American Funds Capital Income Builder Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.66%[2]	8.91%	7.34%	N/A
Fixed Income	JNL/American Funds Capital World Bond Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.76%[2]	6.10%	-0.34%	0.32%
International/Global Equity	JNL/American Funds Global Growth Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.76%[2]	22.49%	13.62%	N/A
International/Global Equity	JNL/American Funds Global Small Capitalization Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.94%[2]	16.09%	8.27%	5.74%
U.S. Equity	JNL/American Funds Growth Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.61%[2]	38.46%	18.65%	N/A
U.S. Equity	JNL/American Funds Growth-Income Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.61%[2]	26.03%	13.27%	10.77%
International/Global Equity	JNL/American Funds International Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.87%[2]	15.77%	4.76%	3.29%
International/Global Equity	JNL/American Funds New World Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.96%[2]	15.80%	8.49%	4.54%
U.S. Equity	JNL/American Funds® Washington Mutual Investors Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.63%[2]	17.25%	12.54%	9.82%

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Alternative	JNL Multi-Manager Alternative Fund
	(Boston Partners Global Investors, Inc.; DoubleLine Capital LP; First Pacific Advisors, LP; Kayne Anderson Rudnick Investment Management, LLC; Lazard Asset Management LLC; Loomis, Sayles & Company, L.P.; and Westchester Capital Management, LLC)	2.14%	11.55%	4.06%	N/A
International/Global Equity	JNL Multi-Manager Emerging Markets Equity Fund
	(GQG Partners LLC, Kayne Anderson Rudnick Investment Management, LLC; T. Rowe Price Associates, Inc. (Sub-Sub-Adviser: T. Rowe Price Hong Kong Limited); and WCM Investment Management, LLC)	0.94%	10.47%	1.72%	0.60%
Fixed Income	JNL Multi-Manager Floating Rate Income Fund
	(PPM America, Inc; FIAM LLC)	0.64%	13.52%	4.33%	N/A
International/Global Equity	JNL Multi-Manager International Small Cap Fund
	(Baillie Gifford Overseas Limited; Causeway Capital Management LLC; and WCM Investment Management, LLC)	0.91%	22.84%	11.72%	N/A
U.S. Equity	JNL Multi-Manager Mid Cap Fund
	(Champlain Investment Partners, LLC; Kayne Anderson Rudnick Investment Management, LLC; Nuance Investments, LLC; and Victory Capital Management Inc.)	0.79%	12.64%	11.78%	N/A
U.S. Equity	JNL Multi-Manager Small Cap Growth Fund
	(BAMCO, Inc.; Driehaus Capital Management LLC; Granahan Investment Management, Inc.; Kayne Anderson Rudnick Investment Management, LLC; Segall Bryant & Hamill, LLC; Victory Capital Management Inc.; and WCM Investment Management, LLC)	0.68%	16.68%	10.76%	8.09%
U.S. Equity	JNL Multi-Manager Small Cap Value Fund
	(Congress Asset Management Company, LLP; Cooke & Bieler, L.P.; Reinhart Partners, Inc.; River Road Asset Management, LLC; and WCM Investment Management, LLC)	0.81%	21.37%	11.95%	6.56%
U.S. Equity	JNL Multi-Manager U.S. Select Equity Fund
	(GQG Partners, LLC; WCM Investment Management, LLC)	0.69%	23.21%	N/A	N/A
Allocation	JNL Moderate ETF Allocation Fund
	(Mellon Investments Corporation)	0.47%	9.87%	5.27%	N/A
Allocation	JNL Moderate Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.48%	12.08%	7.24%	N/A
Allocation	JNL Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.50%	14.35%	9.01%	N/A
Allocation	JNL/American Funds Moderate Allocation Fund
		0.66%	N/A	N/A	N/A
Allocation	JNL/American Funds Moderate Growth Allocation Fund
		0.70%	14.22%	7.92%	N/A
Allocation	JNL/American Funds Growth Allocation Fund
		0.71%	17.58%	10.07%	N/A
International/Global Equity	JNL/AB Sustainable Global Thematic Fund
	(AllianceBernstein L.P.)	0.84%	16.03%	N/A	N/A
U.S. Equity	JNL/AQR Large Cap Defensive Style Fund
	(AQR Capital Management, LLC)	0.56%	10.91%	N/A	N/A

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
International/Global Equity	JNL/Baillie Gifford International Growth Fund
	(Baillie Gifford Overseas Limited)	0.69%	14.09%	6.62%	N/A
Allocation	JNL/BlackRock Global Allocation Fund
	(BlackRock Investment Management, LLC; Sub-Sub-Adviser BlackRock International Limited)	0.76%	14.35%	7.98%	5.02%
Alternative	JNL/BlackRock Global Natural Resources Fund
	(BlackRock International Limited)	0.67%	-1.35%	12.93%	2.12%
U.S. Equity	JNL/BlackRock Large Cap Select Growth Fund
	(BlackRock Investment Management, LLC)	0.54%[2]	50.11%	15.80%	12.79%
International/Global Equity	JNL/Causeway International Value Select Fund
	(Causeway Capital Management LLC)	0.67%	28.79%	10.61%	4.36%
U.S. Equity	JNL/ClearBridge Large Cap Growth Fund
	(ClearBridge Investments, LLC)	0.64%	45.05%	15.57%	N/A
Sector Equity	JNL/Cohen & Steers U.S. Realty Fund
	(Cohen & Steers Capital Management, Inc.)	0.74%	9.89%	7.41%	N/A
International/Global Equity	JNL/DFA International Core Equity Fund
	(Dimensional Fund Advisors LP)	0.55%[2]	15.96%	N/A	N/A
U.S. Equity	JNL/DFA U.S. Core Equity Fund
	(Dimensional Fund Advisors LP)	0.45%[2]	22.71%	14.88%	10.66%
U.S. Equity	JNL/DFA U.S. Small Cap Fund
	(Dimensional Fund Advisors LP)	0.64%[2]	17.12%	12.40%	N/A
Fixed Income	JNL/DoubleLine® Core Fixed Income Fund
	(DoubleLine Capital LP)	0.49%	6.37%	1.05%	1.83%
Fixed Income	JNL/DoubleLine® Emerging Markets Fixed Income Fund
	(DoubleLine Capital LP)	0.78%	9.83%	1.76%	N/A
U.S. Equity	JNL/DoubleLine® Shiller Enhanced CAPE® Fund
	(DoubleLine Capital LP)	0.72%	27.81%	13.51%	N/A
Fixed Income	JNL/DoubleLine® Total Return Fund
	(DoubleLine Capital LP)	0.53%	5.43%	0.04%	N/A
Fixed Income	JNL/Dreyfus Government Money Market Fund
	(Mellon Investments Corporation)	0.26%	4.86%	1.68%	1.04%
Fixed Income	JNL/Fidelity Institutional Asset Management® Total Bond Fund
	(FIAM LLC)	0.49%	7.04%	1.96%	2.02%
Alternative	JNL/First Sentier Global Infrastructure Fund
	(First Sentier Investors (Australia) IM Ltd)	0.83%	3.05%	6.68%	3.54%
Allocation	JNL/Franklin Templeton Income Fund
	(Franklin Advisers, Inc.)	0.63%	8.54%	7.10%	5.05%
U.S. Equity	JNL/Goldman Sachs 4 Fund
	(Goldman Sachs Asset Management, L.P)	0.40%	14.78%	12.87%	N/A
International/Global Equity	JNL/GQG Emerging Markets Equity Fund
	(GQG Partners LLC)	1.04%	29.41%	9.99%	N/A
International/Global Equity	JNL/Harris Oakmark Global Equity Fund
	(Harris Associates L.P.)	0.81%	20.45%	11.36%	N/A
U.S. Equity	JNL/Invesco Diversified Dividend Fund
	(Invesco Advisers, Inc.)	0.69%	8.92%	9.82%	N/A

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
International/Global Equity	JNL/Invesco Global Growth Fund
	(Invesco Advisers, Inc.)	0.66%	34.97%	12.44%	8.56%
U.S. Equity	JNL/Invesco Small Cap Growth Fund
	(Invesco Advisers, Inc.)	0.75%	12.48%	9.00%	7.64%
Allocation	JNL/JPMorgan Global Allocation Fund
	(J.P. Morgan Investment Management Inc.)	0.76%[2]	13.02%	5.79%	N/A
Alternative	JNL/JPMorgan Hedged Equity Fund
	(J.P. Morgan Investment Management Inc.)	0.66%	15.97%	9.36%	N/A
U.S. Equity	JNL/JPMorgan MidCap Growth Fund
	(J.P. Morgan Investment Management Inc.)	0.60%	23.59%	15.96%	11.62%
Alternative	JNL/JPMorgan Nasdaq® Hedged Equity Fund
	(J.P. Morgan Investment Management Inc.)	0.69%	N/A	N/A	N/A
Fixed Income	JNL/JPMorgan U.S. Government & Quality Bond Fund
	(J.P. Morgan Investment Management Inc.)	0.39%	4.51%	0.81%	1.53%
U.S. Equity	JNL/JPMorgan U.S. Value Fund
	(J.P. Morgan Investment Management Inc.)	0.58%	9.34%	10.11%	6.65%
International/Global Equity	JNL/Lazard International Quality Growth Fund
	(Lazard Asset Management LLC)	0.75%	16.82%	7.52%	N/A
International/Global Equity	JNL/Loomis Sayles Global Growth Fund
	(Loomis, Sayles & Company, L.P.)	0.71%	36.76%	13.72%	N/A
Fixed Income	JNL/Lord Abbett Short Duration Income Fund
	(Lord, Abbett & Co. LLC)	0.50%	5.70%	N/A	N/A
U.S. Equity	JNL/Mellon DowSM Index Fund
	(Mellon Investments Corporation)	0.30%[2]	15.84%	12.12%	N/A
International/Global Equity	JNL/Mellon Emerging Markets Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.39%[2]	9.63%	3.72%	2.31%
International/Global Equity	JNL/Mellon World Index Fund
	(Mellon Investments Corporation)	0.30%[2]	23.76%	12.90%	N/A
U.S. Equity	JNL/Mellon Nasdaq® 100 Index Fund
	(Mellon Investments Corporation)	0.29%[2]	54.72%	22.31%	16.78%
U.S. Equity	JNL/Mellon S&P 400 MidCap Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.26%[2]	16.12%	12.34%	8.95%
U.S. Equity	JNL/Mellon Small Cap Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.26%[2]	15.92%	10.81%	8.11%
International/Global Equity	JNL/Mellon International Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.31%[2]	17.57%	8.05%	4.15%
Fixed Income	JNL/Mellon Bond Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.28%[2]	5.24%	0.83%	1.50%
U.S. Equity	JNL/Mellon U.S. Stock Market Index Fund
	(Mellon Investments Corporation)	0.31%	26.13%	14.92%	N/A
Sector Equity	JNL/Mellon Communication Services Sector Fund
	(Mellon Investments Corporation)	0.30%[2]	54.23%	10.94%	8.29%

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Sector Equity	JNL/Mellon Consumer Discretionary Sector Fund
	(Mellon Investments Corporation)	0.29%[2]	39.06%	15.60%	12.12%
Sector Equity	JNL/Mellon Consumer Staples Sector Fund
	(Mellon Investments Corporation)	0.30%[2]	2.01%	10.14%	N/A
Sector Equity	JNL/Mellon Energy Sector Fund
	(Mellon Investments Corporation)	0.28%[2]	-0.88%	12.55%	2.13%
Sector Equity	JNL/Mellon Financial Sector Fund
	(Mellon Investments Corporation)	0.29%[2]	15.80%	11.02%	9.31%
Sector Equity	JNL/Mellon Healthcare Sector Fund
	(Mellon Investments Corporation)	0.28%[2]	1.94%	10.81%	10.80%
Sector Equity	JNL/Mellon Industrials Sector Fund
	(Mellon Investments Corporation)	0.31%[2]	20.53%	14.77%	N/A
Sector Equity	JNL/Mellon Information Technology Sector Fund
	(Mellon Investments Corporation)	0.27%[2]	58.79%	25.65%	19.86%
Sector Equity	JNL/Mellon Materials Sector Fund
	(Mellon Investments Corporation)	0.32%[2]	14.59%	13.92%	N/A
Sector Equity	JNL/Mellon Real Estate Sector Fund
	(Mellon Investments Corporation)	0.32%[2]	11.38%	7.01%	N/A
U.S. Equity	JNL S&P 500 Index Fund
	(Mellon Investments Corporation)	0.09%[2]	26.17%	15.52%	N/A
Sector Equity	JNL/Mellon Utilities Sector Fund
	(Mellon Investments Corporation)	0.30%[2]	-7.37%	6.34%	N/A
U.S. Equity	JNL/MFS Mid Cap Value Fund
	(Massachusetts Financial Services Company (d/b/a MFS Investment Management))	0.65%	12.67%	12.99%	8.07%
U.S. Equity	JNL/Morningstar U.S. Sustainability Index Fund
	(Mellon Investments Corporation)	0.36%[2]	26.42%	16.13%	N/A
U.S. Equity	JNL/Morningstar SMID Moat Focus Index Fund
	(Mellon Investments Corporation)	0.46%	N/A	N/A	N/A
U.S. Equity	JNL/Morningstar Wide Moat Index Fund
	(Mellon Investments Corporation)	0.46%	31.78%	16.98%	N/A
Fixed Income	JNL/Neuberger Berman Strategic Income Fund
	(Neuberger Berman Investment Advisers LLC)	0.65%	10.15%	3.60%	3.28%
U.S. Equity	JNL/Newton Equity Income Fund
	(Newton Investment Management North America, LLC)	0.58%	10.67%	15.25%	N/A
Fixed Income	JNL/PIMCO Income Fund
	(Pacific Investment Management Company LLC)	0.74%	8.76%	3.16%	N/A
Fixed Income	JNL/PIMCO Investment Grade Credit Bond Fund
	(Pacific Investment Management Company LLC)	0.54%	8.00%	2.57%	N/A
Fixed Income	JNL/PIMCO Real Return Fund
	(Pacific Investment Management Company LLC)	0.76%	4.23%	3.46%	2.43%
Fixed Income	JNL/PPM America High Yield Bond Fund
	(PPM America, Inc.)	0.46%	13.16%	5.20%	3.76%
Fixed Income	JNL/PPM America Investment Grade Credit Fund
	(PPM America, Inc.)	0.53%	N/A	N/A	N/A

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Fixed Income	JNL/PPM America Total Return Fund
	(PPM America, Inc.)	0.49%	6.94%	2.15%	N/A
U.S. Equity	JNL/RAFI® Fundamental U.S. Small Cap Fund
	(Mellon Investments Corporation)	0.32%[2]	17.64%	10.54%	5.21%
U.S. Equity	JNL/RAFI® Multi-Factor U.S. Equity Fund
	(Mellon Investments Corporation)	0.37%	12.42%	11.66%	8.42%
Allocation	JNL/T. Rowe Price Balanced Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Advisers: T. Rowe Price Investment Management, Inc.; T. Rowe Price Australia Limited; and T. Rowe Price International Ltd)	0.67%[2]	17.76%	8.78%	N/A
Allocation	JNL/T. Rowe Price Capital Appreciation Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.68%[2]	18.78%	12.71%	N/A
U.S. Equity	JNL/T. Rowe Price Capital Appreciation Equity Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.70%[2]	N/A	N/A	N/A
U.S. Equity	JNL/T. Rowe Price Growth Stock Fund
	(T. Rowe Price Associates, Inc.)	0.53%[2]	48.46%	13.59%	11.89%
U.S. Equity	JNL/T. Rowe Price Mid-Cap Growth Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.69%[2]	20.32%	11.72%	10.54%
Fixed Income	JNL/T. Rowe Price Short-Term Bond Fund
	(T. Rowe Price Associates, Inc.)	0.41%[2]	5.06%	1.80%	1.46%
Fixed Income	JNL/T. Rowe Price U.S. High Yield Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.63%[2]	14.01%	3.27%	N/A
U.S. Equity	JNL/T. Rowe Price Value Fund
	(T. Rowe Price Associates, Inc.)	0.57%[2]	12.27%	12.61%	9.24%
Allocation	JNL/Vanguard Moderate ETF Allocation Fund
	(Mellon Investments Corporation)	0.27%[2]	10.53%	5.46%	N/A
Allocation	JNL/Vanguard Moderate Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.28%[2]	12.72%	7.37%	N/A
Allocation	JNL/Vanguard Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.27%[2]	14.74%	9.21%	N/A
International/Global Equity	JNL/WCM Focused International Equity Fund
	(WCM Investment Management, LLC)	0.83%	16.85%	12.03%	N/A
Alternative	JNL/Westchester Capital Event Driven Fund
	(Westchester Capital Management, LLC)	1.57%	6.77%	5.04%	N/A
Fixed Income	JNL/Western Asset Global Multi-Sector Bond Fund
	(Western Asset Management Company, LLC; Sub-Sub-Advisers: Western Asset Management Company Limited and Western Asset Management Company Pte. Ltd.)	0.66%	9.02%	-1.27%	-0.20%
International/Global Equity	JNL/William Blair International Leaders Fund
	(William Blair Investment Management, LLC)	0.67%	13.26%	5.87%	3.17%
Allocation	JNL/WMC Balanced Fund
	(Wellington Management Company LLP)	0.41%	13.42%	9.06%	7.41%
U.S. Equity	JNL/WMC Equity Income Fund
	(Wellington Management Company LLP)	0.58%	7.01%	11.66%	N/A

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Sector Equity	JNL/WMC Global Real Estate Fund
	(Wellington Management Company LLP)	0.73%	9.87%	1.90%	2.95%
U.S. Equity	JNL/WMC Value Fund
	(Wellington Management Company LLP)	0.48%	9.56%	11.64%	8.29%
Allocation	JNL/JPMorgan Managed Conservative Fund
	(J.P. Morgan Investment Management Inc.)	0.77%	8.86%	3.35%	N/A
Allocation	JNL/JPMorgan Managed Moderate Fund
	(J.P. Morgan Investment Management Inc.)	0.77%	12.52%	5.55%	N/A
Allocation	JNL/JPMorgan Managed Moderate Growth Fund
	(J.P. Morgan Investment Management Inc.)	0.78%	16.36%	7.82%	N/A
Allocation	JNL/JPMorgan Managed Growth Fund
	(J.P. Morgan Investment Management Inc.)	0.80%	20.44%	10.19%	N/A
Allocation	JNL/JPMorgan Managed Aggressive Growth Fund
	(J.P. Morgan Investment Management Inc.)	0.82%	22.57%	11.33%	N/A
Allocation	JNL Conservative Allocation Fund
		0.86%	9.61%	3.86%	N/A
Allocation	JNL Moderate Allocation Fund
		0.86%	12.28%	6.03%	N/A
Allocation	JNL Moderate Growth Allocation Fund
		0.87%	14.07%	7.64%	N/A
Allocation	JNL Growth Allocation Fund
		0.87%	16.90%	9.21%	N/A
Allocation	JNL Aggressive Growth Allocation Fund
		0.88%	18.84%	10.28%	N/A

1	Capital Research and Management Company is the investment adviser of the master fund in which this feeder fund invests. Under the master-feeder fund structure, the feeder fund does not buy individual securities directly. Rather, the feeder fund invests all of its investment assets in a corresponding master fund, which invests directly in individual securities.
2	The Fund’s current expenses reflect temporary fee reductions.
3	Mellon Investments Corporation is the investment sub-adviser of the master fund in which this feeder fund invests. Under the master-feeder fund structure, the feeder fund does not buy individual securities directly. Rather, the feeder fund invests all of its investment assets in a corresponding master fund, which invests directly in individual securities.

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This summary prospectus incorporates by reference the Perspective Advisory II ® prospectus and Statement of Additional Information (SAI), both dated October 21, 2024, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus .

Separate Account EDGAR contract identifier #C000190624
B-1